Press Release

FOR IMMEDIATE RELEASE
For additional information:
Jim Gorman 212-454-2278, Media
Jonathan Diorio 800-454-2208, Investors
Julian Reid 44-20-7233-1333, Chairman of the Board
THE KOREA FUND, INC. ANNOUNCES FINAL
RESULTS OF TENDER OFFER AND RELEASES THE
CURRENT COMPOSITION OF ITS PORTFOLIO
     NEW YORK, NY, November 3, 2006 – The Korea Fund, Inc. (NYSE: KF) announced today that, in accordance with its tender offer for up to 2,696,734 of its issued and outstanding shares of common stock, which expired on Friday, October 27, 2006, the Fund has accepted, after adjusting for fractional shares in accordance with the terms of the offer, 2,696,734 shares in exchange for a pro rata portion of the Fund’s portfolio securities at a price equal to 98% of the net asset value per share determined as of the close of the New York Stock Exchange on Monday, October 30, 2006. These shares represent approximately 10% of the Fund’s outstanding shares.
     Approximately 5,364,205 shares were properly tendered and not withdrawn by October 27, the final date for withdrawals. In accordance with the terms of the tender offer, the Fund is purchasing shares on a pro rata basis from all tendering shareholders. Accordingly, on a pro rata basis, 50.25786% of shares for each stockholder who properly tendered shares has been accepted for payment.
     The Fund released today the expected composition of the proceeds that shareholders who chose to participate in the Fund’s in-kind repurchase offer will receive. The market value and percentage of the Fund’s net assets represented by each of the portfolio securities listed below may decrease or increase before the actual receipt of the portfolio securities distributed as proceeds.
     The Korea Fund, Inc. is a non-diversified, closed-end investment company. The Fund seeks long-term capital appreciation through investing primarily in equity securities trading on the Korean stock exchanges. Its shares are listed on the New York Stock Exchange under the symbol “KF.”
# # #

     Investments in funds involve risks. Additional risks are associated with international investing, such as government regulations and differences in liquidity which may increase the volatility of your investment. Foreign security markets generally exhibit greater price volatility and are less liquid than the US market. Additionally, this fund focuses its investments in certain geographical regions, thereby increasing its vulnerability to developments in that region and potentially subjecting the fund’s shares to greater price volatility.
     Closed-end funds, unlike open-end funds, are not continuously offered. There is a one time public offering and once issued, shares of closed-end funds are sold in the open market through a stock exchange. Shares of closed-end funds frequently trade at a discount to net asset value. The price of the fund’s shares is determined by a number of factors, several of which are beyond the control of the fund. Therefore, the fund cannot predict whether its shares will trade at, below or above net asset value.
     This announcement is not an offer to purchase or the solicitation of an offer to sell shares of the Fund or a prospectus, circular or representation intended for use in the purchase or sale of Fund shares.
     Portfolio holdings are as of October 30, 2006. Percentage is based upon net assets. Portfolio holdings are subject to change.
     Fund shares are not FDIC-insured and are not deposits or other obligations of, or guaranteed by, any bank. Fund shares involve investment risk, including possible loss of principal.

NOT FDIC/ NCUA INSURED	MAY LOSE VALUE	NO BANK GUARANTEE
NOT A DEPOSIT	NOT INSURED BY ANY FEDERAL	GOVERNMENT AGENCY
DWS Scudder is part of Deutsche Asset Management which is the marketing name in the US for the asset management activities of Deutsche Bank AG, Deutsche Bank Trust Company Americas, Deutsche Asset Management Inc., Deutsche Asset Management Investment Services Ltd., Deutsche Investment Management Americas Inc. and DWS Scudder Trust Company.
(10/06 39958)
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The Korea Fund, Inc.
Schedule of Investments as of October 30, 2006 (Unaudited)

Security Name	Security Type	Shares	Market Value	% of Net Assets
ACE DIGITECH CO	COMMON STOCK	187,935.00	2,596,254.37	0.240%
AHNLAB	COMMON STOCK	80,869.00	1,549,493.30	0.143%
BYC	COMMON STOCK	26,761.00	3,994,390.51	0.369%
CHEIL COMMUNICATION	COMMON STOCK	46,953.00	10,164,493.20	0.938%
CHOONGWAE PHARM	COMMON STOCK	1,799.00	74,748.05	0.007%
CJ CORP	COMMON STOCK	67,424.00	7,280,207.47	0.672%
CJ CORP	PREFERRED STOCK	176,578.00	9,701,368.90	0.896%
CJ CORP	PREFERRED STOCK	20,126.00	1,798,162.70	0.166%
CJ CORP	PREFERRED STOCK	34,073.00	3,239,036.04	0.299%
COSMAX	COMMON STOCK	507,600.00	2,724,323.21	0.252%
CROWN CONFECTION	COMMON STOCK	64,714.00	7,741,154.88	0.715%
DACOM CORP	COMMON STOCK	328,200.00	7,521,865.16	0.694%
DAISHIN SECURITIES	PREFERRED STOCK	399,181.00	5,789,212.27	0.534%
DONGKUK STEEL MILL	COMMON STOCK	381,185.00	7,122,124.58	0.658%
GS ENGINEERING + C	COMMON STOCK	153,500.00	11,699,571.22	1.080%
HANA FINANCIAL HOL	COMMON STOCK	170,700.00	7,996,056.57	0.738%
HANA TOUR SERVICE	COMMON STOCK	88,800.00	5,339,374.30	0.493%
HANKOOK TIRE MANFT	COMMON STOCK	2,576,393.00	36,955,616.30	3.412%
HITE BREWERY CO	COMMON STOCK	50,146.00	5,971,973.74	0.551%
HOTEL SHILLA	COMMON STOCK	581,047.00	8,826,575.16	0.815%
HUMAX CO LTD	COMMON STOCK	215,868.00	5,530,096.28	0.511%
HYUNDAI ENG +CONST	COMMON STOCK	206,400.00	11,580,161.78	1.069%
HYUNDAI MOBIS	COMMON STOCK	132,642.00	13,002,327.95	1.200%
HYUNDAI MOTOR CO	PREFERRED STOCK	499,954.00	23,260,443.84	2.148%
HYUNDAI MOTOR CO	PREFERRED STOCK	841,120.00	38,331,885.69	3.539%
INDL BANK OF KOREA	COMMON STOCK	845,100.00	14,895,373.43	1.375%
INTOPS CO	COMMON STOCK	82,497.00	2,257,500.05	0.208%
JEONBUK BANK	COMMON STOCK	1,757,473.00	17,023,106.68	1.572%
JVM KRW500	COMMON STOCK	136,039.00	5,083,551.20	0.469%
KH VATEC	COMMON STOCK	96,631.00	1,237,744.16	0.114%
KOOKMIN BANK	COMMON STOCK	594,638.00	49,036,468.27	4.527%
KOREA EXPRESS(THE)	COMMON STOCK	219,344.00	17,600,460.65	1.625%
KOREA INVESTMENT HOLDING CO	COMMON STOCK	262,439.00	12,362,817.37	1.141%
KOREA ZINC	COMMON STOCK	62,300.00	6,858,836.58	0.633%
KOREAN AIR LINES	COMMON STOCK	324,800.00	11,415,190.52	1.054%
KOREAN REINSURANCE	COMMON STOCK	865,426.00	9,756,826.57	0.901%
KT + G CORPORATION	COMMON STOCK	396,585.00	24,223,738.19	2.236%
LG CARD	COMMON STOCK	168,221.00	10,684,655.56	0.986%
LG CHEMICAL	COMMON STOCK	121,334.00	4,932,224.19	0.455%
MEGASTUDY CO LTD	COMMON STOCK	59,500.00	7,186,735.82	0.664%
MERITZ FIRE MARINE	COMMON STOCK	3,371,030.00	20,947,381.53	1.934%
NAMYANG DAIRY PROD	COMMON STOCK	21,611.00	18,507,700.19	1.709%
NEPES CORPORATION	COMMON STOCK	26.00	225.69	0.000%
NEXEN TIRE CP	COMMON STOCK	191,661.00	3,043,365.09	0.281%
NHN CORP	COMMON STOCK	170,445.00	16,437,346.62	1.518%
NONG SHIM CO	COMMON STOCK	20,680.00	5,593,330.85	0.516%
ON MEDIA CORPORATION	COMMON STOCK	826,500.00	6,693,192.88	0.618%
PHOENIX PDE	COMMON STOCK	582,100.00	3,130,331.81	0.289%
POSCO	COMMON STOCK	215,697.00	60,508,870.93	5.586%
S OIL	PREFERRED STOCK	105,626.00	5,758,470.31	0.532%
S OIL	COMMON STOCK	347,601.00	23,660,344.28	2.184%
S1 CORP	COMMON STOCK	306,554.00	12,980,638.27	1.198%
SAMHO INTL	COMMON STOCK	141,088.00	1,956,547.58	0.181%
SAMSUNG CLIMATE CO	COMMON STOCK	560,224.00	4,151,344.43	0.383%
SAMSUNG CO	COMMON STOCK	288,100.00	9,362,906.87	0.864%
SAMSUNG ELECTRONIC	COMMON STOCK	230,350.00	148,502,778.81	13.710%
SAMSUNG ELECTRONIC	PREFERRED STOCK	44,464.00	21,392,989.98	1.975%
SAMSUNG FIRE + MAR	COMMON STOCK	399,710.00	59,661,366.53	5.508%
SAMSUNG FIRE + MAR	PREFERRED STOCK	360,865.00	25,212,607.64	2.328%
SAMSUNG SECS CO	COMMON STOCK	89,300.00	4,792,790.92	0.442%
SAMSUNG TECHWIN	COMMON STOCK	342,200.00	13,294,595.59	1.227%
SAMWOO EMC CO LTD	COMMON STOCK	510,926.00	1,911,949.47	0.177%
SEOUL SEMICONDUCTOR	COMMON STOCK	1,292,915.00	24,157,041.07	2.230%
SFA ENGINEERING CO	COMMON STOCK	315,573.00	9,854,870.48	0.910%
SHINSEGAE CO LTD	COMMON STOCK	72,864.00	40,340,731.43	3.724%
SIMMTECH	COMMON STOCK	449,583.00	4,464,180.71	0.412%
SK CORP	COMMON STOCK	241,017.00	17,579,072.84	1.623%
SK TELECOM	COMMON STOCK	187,154.00	41,109,887.18	3.795%
TAEGU DEPT STORE	COMMON STOCK	735,080.00	14,162,340.90	1.308%
TK CORPN	COMMON STOCK	194,000.00	2,382,257.92	0.220%
WOONG JIN COWAY	COMMON STOCK	269,700.00	7,080,463.50	0.654%
YOULCHON CHEMICAL	COMMON STOCK	224,695.00	2,131,230.73	0.197%
YUHAN CORP	COMMON STOCK	34,679.00	5,726,908.37	0.529%
KOOKMIN BK NEW	DEPOSITORY RECEIPTS	40,412.00	3,192,952.12	0.295%
				0.000%
SOUTH KOREAN WON	FOREIGN CURRENCY	4,043,885,903.00	4,280,829.79	0.395%
QP TRUST	CASH TRUST	4,823,454.37	4,823,454.37	0.445%
				0.000%
S.E. CO. LTD*	COMMON STOCK	636,950.00	—	0.000%
HAITAI CONFECTIONERY LOAN*	NON-SECURITY ASSETS	6,869,719.00	6,662.18	0.001%

		4,083,232,751.37	1,083,140,106.57	100.000%

*	Securities will not be distributed.

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